News Release
For Release at 8:00 a.m. Eastern Time


            GASCO TO COMPLETE FIRST THREE WELLS IN RIVERBEND PROJECT

DENVER - (PR Newswire) - June 5, 2002 - Gasco Energy, Inc. (OTCBB: GASE) today announced plans to complete its first two wells and re-stimulate an additional well on its Uinta Basin acreage. The wells are part of a previously announced strategic relationship with Halliburton Energy Services. Under the terms of the agreement, Halliburton's Integrated Solutions Group will team with Gasco engineers to provide completion services for a 10-well pilot program in Gasco's Riverbend Project.

Two of the wells to be completed have been drilled since the agreement with Halliburton was signed in February 2002. Those two wells, the Federal #23-29-9-19 and the Federal #42-29-9-19 were drilled to approximately 10,600 feet and 11,700 feet, respectively and both have indicated net pay from the Wasatch and the Mesaverde formations. Halliburton's completion expertise will be employed to enhance the production potential of these wells, each of which will each require between eight and 10 fracture stimulation jobs. Surface facilities are under construction and both of the wells will be connected to sales lines before the frac jobs are initiated.

The third well, the Alger Pass #1, was acquired earlier this year through a property exchange with El Paso Corporation. The Alger Pass #1 is producing from the Mesaverde Formation and is already flowing to sales. It will be re-stimulated to enhance production with one or two additional fracture stimulation jobs utilizing Halliburton's state-of-the-art frac technology.

Mark Erickson, Gasco President and CEO, said, "We are excited about the initial success we have achieved with this project. We have more than 115,000 gross acres in the Uinta Basin and are pursuing several strategies to develop our acreage. This confirms the quality of our acreage position and the opportunity it represents."

About Gasco Energy

Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.:

Investor Relations: 800-645-9254